Exhibit 99.1

Moderna Provides Business and Pipeline Updates at 44th Annual J.P. Morgan Healthcare Conference

Expects 2025 revenue of approximately $1.9 billion (unaudited), $100 million above midpoint communicated on 3Q25 Earnings Call

Improves 2025 expected GAAP operating expenses by $200 million since 3Q25 Earnings Call

Increases 2025 projected year-end cash balance to approximately $8.1 billion (unaudited)

Reiterates plan to deliver up to 10% revenue growth and GAAP operating expense reductions in 2026

Anticipates potential first approvals of flu and flu/COVID combination products in 2026

Expects pivotal trial data readouts in oncology, rare disease and infectious disease in 2026

CAMBRIDGE, MA / ACCESSWIRE / January 12, 2026 / Moderna, Inc. (NASDAQ:MRNA) today announced business updates and progress across its pipeline of mRNA medicines. Moderna enters 2026 with a focus on growing sales, launching new infectious disease products and delivering pivotal readouts across oncology, rare disease and infectious disease portfolios.

“In 2025, we strengthened our commercial execution, successfully launched our third product, and continued to advance our mRNA pipeline. At the same time, we reduced our annual operating expenses by approximately $2 billion, significantly exceeding the financial cost reduction commitments we set at the start of the year,” said Stéphane Bancel, Chief Executive Officer of Moderna. “We remain focused on our strategy to build a large seasonal vaccine franchise for at-risk populations, creating a strong cash engine to fund our next phase of innovation in oncology and rare disease. We expect this approach to support up to 10 percent revenue growth in 2026, as we further reduce costs, expand our commercial portfolio with approvals of additional seasonal vaccines, and anticipate multiple clinical data catalysts driven by our late-stage oncology pipeline.”

The Company’s presentation will take place on Monday, January 12, 2026, at 4:30 p.m. PT/7:30 p.m. ET at the 44th Annual J.P. Morgan Healthcare Conference. A live webcast of both the presentation and the question-and-answer session will be available.

Summary of Financial Updates

2025 financial updates: Moderna expects 2025 revenue of approximately $1.9 billion (unaudited), $100 million above the midpoint of the $1.6 – $2.0 billion range communicated on the Company’s 3Q25 Earnings Call. The Company is also improving 2025 expected GAAP operating expenses by $200 million to a range of $5.0 – $5.2 billion (unaudited). Cash, cash equivalents and investments at year-end 2025 were approximately $8.1 billion (unaudited), which includes a $0.6 billion draw down from our recently announced $1.5 billion term loan facility. Full financial details will be reported in connection with the Company’s Earnings Call on February 13, 2026.

2026 financial framework: Moderna reiterates its target of up to 10% revenue growth in 2026. The Company expects GAAP operating expenses of approximately $4.9 billion in 2026. Moderna expects to further reduce GAAP operating expenses to $4.2 – $4.6 billion in 2027, on the path to targeted cash breakeven in 2028.

Summary of Late-Stage Pipeline and Approved Product Milestones

Seasonal vaccines:
•COVID vaccines: Moderna’s new COVID vaccine, mNEXSPIKE®, is currently approved in the U.S., Canada and Australia. Moderna is expecting potential approvals of mNEXSPIKE in Europe, Japan and Taiwan in 2026.
•RSV vaccine: Moderna’s RSV vaccine, mRESVIA®, is in an ongoing Phase 3 heterologous revaccination study with data expected in 2026.
•Seasonal flu vaccine: The Company has completed submissions for approval of mRNA-1010 in the U.S., Canada, Australia and Europe and expects potential approvals to begin in 2026.
•Seasonal flu/COVID vaccine: The Company's mRNA-1083 filing is under review with the European Medicines Agency (EMA). Moderna submitted for approval to Health Canada in 2025. The Company is awaiting further guidance from the U.S. FDA on refiling.
•Norovirus vaccine: Moderna’s ongoing Phase 3 study of mRNA-1403 is enrolling a second Northern Hemisphere season (2025-2026) for additional case accruals, which will inform the timing of the Phase 3 readout. The Company expects an interim analysis in 2026.

Oncology therapeutics:
•Intismeran autogene: The Company is advancing mRNA-4157 in collaboration with Merck, with eight total Phase 2 and Phase 3 clinical trials underway across multiple tumor types including melanoma, non-small cell lung cancer (NSCLC), bladder cancer and renal cell carcinoma. In adjuvant melanoma, Moderna expects the five-year Phase 2b data in early 2026, and the Phase 3 data potentially in 2026.
•mRNA-4359: Moderna’s Phase 1/2 study of mRNA-4359, an investigational wholly-owned cancer antigen therapy, is ongoing. The Phase 2 portion of the study includes cohorts in first-line metastatic melanoma, second-line+ metastatic melanoma and first-line metastatic NSCLC, and the Company expects a potential Phase 2 data readout in 2026.

Rare disease therapeutics:
•Propionic acidemia (PA) therapeutic: The Company's PA candidate, mRNA-3927, is in a registrational study and target enrollment has been reached. Moderna expects a potential data readout in 2026.
•Methylmalonic acidemia (MMA) therapeutic: Moderna’s mRNA-3705 has been selected by the FDA for the Support for Clinical Trials Advancing Rare Disease Therapeutics (START) pilot program, with a registrational study expected to begin in 2026.

Corporate Updates:
•Moderna announced it closed a five-year term loan facility for up to $1.5 billion of capital from Ares Management Credit Funds.
•Moderna announced that the Coalition for Epidemic Preparedness Innovations (CEPI) will invest up to $54.3 million to support a pivotal Phase 3 clinical trial to help advance Moderna's investigational mRNA-based H5 pandemic influenza vaccine candidate, mRNA-1018, to licensure.

Key 2026 Investor and Analyst Event Dates
•Fourth Quarter and Fiscal Year 2025 Earnings Call: February 13, 2026
•Analyst Day: November 12, 2026

Event Information
Moderna’s presentation will take place on Monday, January 12, 2026, at 4:30 p.m. PT/7:30 p.m. ET at the 44th Annual J.P. Morgan Healthcare Conference. A live webcast of both the presentation and the question-and-answer session will be available under “Events and Presentations” in the investor section of Moderna’s website at investors.modernatx.com. A replay of the webcast will be archived on Moderna’s website for at least 30 days following the presentation.

About Moderna
Moderna is a pioneer and leader in the field of mRNA medicine. Through the advancement of its technology platform, Moderna is reimagining how medicines are made to transform how we treat and prevent diseases. Since its founding, Moderna's mRNA platform has enabled the development of vaccines and therapeutics across infectious diseases, cancer, rare diseases and more.
With a global team and a unique culture, driven by the company's values and mindsets, Moderna's mission is to deliver the greatest possible impact to people through mRNA medicines. For more information about Moderna, please visit modernatx.com and connect with us on X, Facebook, Instagram, YouTube and LinkedIn.

mRESVIA® and mNEXSPIKE® are registered trademarks of Moderna.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding: Moderna’s projected commercial and financial performance; Moderna’s 2026 financial framework, including projected up to 10% revenue growth and expected operating expenses; Moderna’s expected further operating expense reductions; Moderna’s targeted cash breakeven in 2028; anticipated potential first approvals of flu and flu/COVID combination products in 2026; Moderna’s ability to launch new infectious disease products and advance its oncology pipeline; anticipated 2026 pivotal trial data readouts in oncology, rare disease and infectious disease; the five-year Phase 2b and Phase 3 melanoma data for intismeran and Phase 2 data for mRNA-4359; Moderna’s ability to create a strong cash engine to fund its next phase of innovation; and the potential and timing for future product approvals, additional data readouts and commercial launches. In some cases, forward-looking statements can be identified by terminology such as "will," "may," "should," "could," "expects," "intends," "plans," "aims," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading “Risk Factors” in Moderna's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC's website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna's current expectations and speak only as of the date of this press release.

Moderna Contacts
Media:
Chris Ridley
Head of Global Media Relations
+1 617-800-3651
Chris.Ridley@modernatx.com

Investors:
Lavina Talukdar
Senior Vice President & Head of Investor Relations
+1 617-209-5834
Lavina.Talukdar@modernatx.com

SOURCE: Moderna, Inc.